EXHIBIT 10.8

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made as of the 23rd day of May, 2005 (the "Effective Date"),

AMONG:

BOYD HOLDINGS INC., a company incorporated under the laws of the State of Nevada and having an address at 10480 Dattier Court, Rancho Cordova, California 95670

("Purchaser")

AND:

THE SHAREHOLDERS OF THE COMPANY SET OUT IN SCHEDULE “A”

(individually a "Vendor" and collectively the "Vendors")

AND:

PLAYBOX MEDIA LIMITED
company number 4874696 being a company duly incorporated pursuant to the laws of England and having an office at Suite 5.15, 130 Shaftesbury Avenue, London, England W1D 5EU

("Company")

WHEREAS:

A.	the Vendors are the legal and beneficial owners of all of the issued and outstanding shares in the capital of the Company;

B.	the Company is in the business of exploiting licensed technology relating to an integrated music interface and music collection management software; and

C.

further to a letter agreement dated April 18, 2005 the Vendors have agreed to sell the Company Shares to the Purchaser and the Purchaser has agreed to purchase the Company Shares from the Vendors, upon and subject to the terms and conditions set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained (and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged), the parties hereto do covenant and agree each with the other as follows:

1.	INTERPRETATION

1.1	Defined terms - The following terms have the following meanings in this Agreement:

(a)	“Closing” means the completion of the purchase and sale of the Company Shares as contemplated in this Agreement;

(b)	“Closing Date” means the date of the Closing as mutually agreed upon by the parties hereto;

(c)

Company Financial Statements" means the audited financial statements of the Company for the fiscal years ended September 30, 2003 and September 30, 2004 copies of which are attached hereto as Schedule “B” to this Agreement;

(d)	"Company Shares" means all of the issued and outstanding shares in the capital of the Company;

(e)

“Applicable Laws” means all applicable rules, policies, notices, orders and legislation of any kind whatsoever of any governmental authority, regulatory body having jurisdiction over the transactions contemplated hereby;

(f)	“Purchaser Shares” means the 12,000,000 common shares in the capital of the Purchaser to be issued to the Vendors as the Purchase Price;

(g)	“Purchase Price” means the Purchaser Shares to be issued to the Vendors in consideration for the Company Shares;

(h)	“Time of Closing” means 09.00 GMT on the Closing Date;

(i)	“US Securities Act” means the United States Securities Act of 1933, as amended from time to time.

1.2	Schedules - The following Schedules attached hereto constitute a part of this Agreement:

(a)	Schedule A – Allocation of Purchase Price

(b)	Schedule B – the Company Financial Statements

(c)	Schedule C – the Company Assets and Material Contracts

(d)	Schedule D –the Company Group Directors, Officers and Key Employees

(e)	Schedule E – The Purchaser Material Contracts

1.3	Headings - The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

1.4	Interpretation - Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

2.	PURCHASE AND SALE

2.1

Agreement - Upon and subject to the terms and conditions of this Agreement, each of the Vendors agrees to sell their Company Shares to the Purchaser, and the Purchaser agrees with the Company and each of the Vendors to purchase their Company Shares, on the Closing Date for the Purchase Price.

2.2	Allocation of Purchase Price - The Purchase Price shall be paid by the issuance of the Purchaser Shares to the Vendors on the Closing Date as set out in Schedule “A”.

2.3	Acknowledgements – Each Vendor acknowledges and agrees with the Purchaser that:

(a)

Regulation S. Each Vendor acknowledges and agrees that the Purchaser Shares will be offered and sold to the Vendor without such offers and sales being registered under the United States U.S. Securities Act of 1933 and will be issued to the Vendor in accordance with Rule 903 of Regulation S of the U.S. Securities Act in an “offshore transaction” within the meaning of Regulation S based on the representations and warranties of the Vendor in this Agreement. As such, each Vendor further acknowledges and agrees that all Purchaser Shares will, upon issuance, be “restricted securities” within the meaning of the U.S. Securities Act.

(b)

Agreement Regarding Resale. Each Vendor agrees to resell the Purchaser Shares only in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration pursuant to the U.S. Securities Act, and otherwise in accordance with all applicable state securities laws and the laws of any other jurisdiction. Each Vendor agrees that the Purchaser may require the opinion of legal counsel reasonably acceptable to the Purchaser in the event of any offer, sale, pledge or transfer of any of the Purchaser Shares by the Vendor pursuant to an exemption from registration under the U.S. Securities Act.

(c)	Prohibition Against Hedging Transactions. Each Vendor agrees not to engage in hedging transactions with regard to the Purchaser Shares unless in compliance with the U. S. Securities Act.

(d)

Right of Company to Refuse Transfer. Each Vendor agrees that the Purchaser will refuse to register any transfer of the Purchaser Shares not made in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U. S. Securities Act, pursuant to an available exemption from registration, or otherwise pursuant to this Agreement.

(e)	No Obligation to Register. Each Vendor acknowledges that the Purchaser has not agreed and has no obligation to register the resale of the Purchaser Shares under the U.S. Securities Act.

(f)

Share Certificates. Each Vendor acknowledges and agrees that all certificates representing the Purchaser Shares will be endorsed with the following legend in accordance with Regulation S of the U.S. Securities Act or such similar legend as deemed advisable by legal counsel for the Purchaser to ensure compliance with Regulation S of the U.S. Securities Act and to reflect the status of the Purchaser Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”

3.	REPRESENTATIONS AND WARRANTIES

3.1	Concerning The Purchaser - In order to induce the Vendors to enter into this Agreement and complete their respective obligations hereunder, the Purchaser represents and warrants to the Vendors that:

(a)	the Purchaser was and remains duly incorporated under the laws of the State of Nevada and is in good standing with respect to the filing of annual reports with the Nevada Secretary of State;

(b)

The Purchaser is authorized to issue an unlimited number of common shares without par value, of which 5,000,000 common shares are issued and outstanding prior to completion of the private placement financing and the issue of the Purchaser Shares;

(c)

there are no commitments, plans or arrangements of any kind whatsoever to issue shares of the Purchaser, nor are there any outstanding Securities of any kind whatsoever calling for the issuance of any of the unissued shares of The Purchaser save and except as follows:

	(i)	the shares of the Purchaser to be issued pursuant to this Agreement; and

	(ii)	a proposed private placement of 500,000 shares of the Purchaser to be issued at a price of US$0.25 per share;

(d)

upon their issuance, the Purchaser Shares will be validly issued and outstanding fully paid and non-assessable common shares of the Purchaser registered as directed by the Vendors, free and clear of all trade restrictions (except as provided for herein) and, except as may be created by the Vendors, liens, charges or encumbrances of any kind whatsoever;

(e)	The Purchaser has the corporate power to carry on the business carried on by it and to meet its obligations under this Agreement;

(f)	the books and records of Purchaser disclose all material financial transactions of The Purchaser since the Effective Date, and such transactions have been fairly and accurately recorded;

(g)

there are no material liabilities of the Purchaser, whether direct, indirect, absolute, contingent or otherwise, since the Effective Date and such liabilities are recorded in the books and records of the Purchaser;

(h)

since the Effective Date, there has not been any material adverse change to the financial position or condition of the Purchaser or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business, assets or listing of the Purchaser or the right or capacity of The Purchaser to carry on its business;

(i)	the contracts and agreements included on Schedule "E" to this Agreement:

	(i)	constitute all of the material contracts and agreements of the Purchaser;

	(ii)	except as is noted on Schedule "E" to this Agreement, are in good standing in all respects and not in default in any respect;

(iii)	except as is noted on Schedule "E" to this Agreement, can be terminated by the Purchaser on not more than one month's notice;

(j)

all tax returns and reports of the Purchaser required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever have been paid or accrued in the Purchaser Financial Statements;

(k)

the Purchaser has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which it carries on business;

(l)

the Purchaser has good and sufficient right and authority to enter into this Agreement and to carry out its obligations under this Agreement on the terms and conditions set forth herein and this Agreement is a binding agreement on the Purchaser enforceable against it in accordance with its terms and conditions;

(m)

to the extent that they might prevent the Purchaser from meeting its obligations under this Agreement, there are no outstanding actions, suits, judgments, investigations or proceedings of any kind whatsoever against or affecting The Purchaser, at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of its knowledge, any pending or threatened;

(n)	to the best of its knowledge, the Purchaser is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

(o)	the execution and delivery of this Agreement and the performance of its obligations under this Agreement will not:

(i)

conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Articles of Incorporation and Bylaws of the Purchaser, or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Purchaser is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which the Purchaser is bound; or

(ii) to the best of its knowledge, result in the violation of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever by the Purchaser; and

(p)	the Purchaser has not incurred any liability for brokers or finders fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement.

3.2	Concerning the Company- In order to induce the Purchaser to enter into this Agreement and complete its obligations hereunder, the Company represents and warrants to The Purchaser that:

(a)	It is duly incorporated under the laws of England and Wales and is in good standing with respect to the filing of annual returns with the Registrar of Companies;

(b)

the authorized share capital of the Company consists of 2,085,000 Ordinary A shares with a par value of ₤0.01 each and 255,000 Ordinary B shares with a par value of ₤0.01 each of which 1,830,000 Ordinary A shares and 255,000 Ordinary B shares are issued and outstanding as fully paid and non-assessable shares, registered in the names of the persons set out in Schedule A;

(c)

except for the Company Shares, there are no other shares, options, warrants, convertible notes or debentures, agreements, documents, instruments or other writings of any kind whatsoever which constitute a "security" of the Company and, except as is provided for in this Agreement, there are no options, agreements, rights of first refusal or other rights of any kind whatsoever to acquire all or any part of the Company Shares or any interest in them from the Vendors or from any one of them;

(d)

the constituting documents of the Company have not been altered since the incorporation of the Company or, if they have been, all such alterations are contained and reflected in the minute book of the Company;

(e)

all of the material transactions of the Company have been promptly and properly recorded or filed in or with the books or records of the Company and the minute books of the Company contain all records of the meetings and proceedings of shareholders and directors of the Company since its incorporation;

(f)

the only business carried on by the Company is the ownership and exploitation of a exclusive world-wide license software that provides an integrated music interface and music collection manager for use by both the end-user music listener and to the record industry companies to enable such companies to embed this software into their websites in order to provide seamless access to on-line music for sale

(g)

the Company Financial Statements are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Company for the periods then ended and the Company Financial Statements have been prepared in accordance with all applicable generally accepted accounting principles applied on a consistent basis;

(h)	the books and records of the Company disclose all material financial transactions of the Company since the Effective Date, and such transactions have been fairly and accurately recorded;

(i)	except as disclosed in the Company Financial Statements:

	(i)	no dividends or other distributions of any kind whatsoever on any shares in the capital of the Company, have been made, declared or authorized;

	(ii)	the Company is not indebted to any of the Vendors;

	(iii)	none of the Vendors or any other officer, director or employee of the Company is indebted or under obligation to the Company on any account whatsoever; and

	(iv)	the Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

(j)

there are no material liabilities of the Company whether direct, indirect, absolute, contingent or otherwise, which are not disclosed or reflected in the Company Financial Statements except those incurred in the ordinary course of business of the Company since the Effective Date and such liabilities are recorded in the books and records of the Company;

(k)	since the Effective Date:

(i)

there has not been any material adverse change of any kind whatsoever in the financial position or condition of the Company or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or the assets of the Company or the right or capacity of the Company to carry on its business;

	(ii)	the Company has not waived or surrendered any right of any kind whatsoever of material value;

(iii)

except as permitted under this Agreement, the Company has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business;

	(iv)	the business of the Company has been carried on in the ordinary course;

	(v)	no capital expenditures exceeding in the aggregate ₤10,000 have been authorized or made by the Company;

(l)	the accounts receivable of the Company shown on the Company Financial Statements are bona fide, good and collectible without set-off or counterclaim;

(m)

all tax returns and reports of the Company required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of the Company have been paid or accrued in the Company Financial Statements;

(n)	the Company has been assessed for income tax for all of its full or partial fiscal years to and including its most recently completed fiscal year;

(o)

adequate provision has been made for taxes payable by the Company for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by the Company;

(p)

they are not aware of any contingent tax liabilities of the Company of any kind whatsoever or any grounds which would prompt a reassessment of the Company including aggressive treatment of income and expenses in earlier tax returns filed;

(q)

the the Company has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which the Company carries on business;

(r)

the Company has good and sufficient right and authority to enter into this Agreement and to carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement on the Company enforceable against it in accordance with its terms and conditions;

(s)

there are no outstanding actions, suits, judgments, investigations or proceedings of any kind whatsoever against or affecting the Company at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of their knowledge, any pending or threatened;

(t)

the directors, officers and key employees of the Company and all of their compensation arrangements whether as directors, officers or employees of, or as independent contractors or consultants to the Company are as listed on Schedule "C" to this Agreement;

(u)

there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting the Company other than those specified on Schedule "C" to this Agreement;

(v)	to the best of their knowledge, the Company is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

(w)	the execution and delivery of this Agreement and the performance of the parties obligations under this Agreement will not:

(i)

conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Company, or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Company is a party or by which any one of them is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which any one of them is bound; or

(ii) to the best of their knowledge, result in the violation of any law, ordinance, statute, regulation, by-law, order or decree of any kind;

(x)

the Company holds all licences and permits that are required for carrying on its Business in the manner in which such Business has been carried on and in the manner in which such Business will need to be carried on in order for the Company to meet its obligations under this Agreement;

(y)

the Company is the registered and beneficial owners of all of the properties and assets (collectively the "Assets") listed in Schedule "C" to this Agreement, and such Assets represent all of the property and assets used by the Company and which are necessary or useful in the conduct of their Business;

(z)

the Company has the power to own the Assets owned by it and has the power to carry on the Business carried on by it and to meet its obligations under this Agreement, and the Company is duly qualified to carry on business in all jurisdictions in which it carries on business;

(aa)

the Company has good and marketable title to the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except for those specified as "Permitted Encumbrances" on Schedule "B" to this Agreement;

(bb)	all machinery and equipment of any kind whatsoever comprised in the Assets is in reasonable operating condition and in a state of reasonable maintenance and repair taking into account its age and use;

(cc)

the trademarks, trade names, business names, patents, inventions, know-how, copyrights, software, source code, object code, service marks, brand names, industrial designs and all other industrial or intellectual property owned or used by the Company in carrying on the Business and all applications therefor and all goodwill connected therewith, including, without limitation, all licences, registered user agreements and all like rights used by or granted to the Company in connection with the Business and all right to register or otherwise apply for the protection of any of the foregoing (collectively the "Intellectual Property") included on Schedule "B" to this Agreement constitute all of the Intellectual Property of the Company;

(dd)

the Intellectual Property comprises all trade marks, trade names, business names, patents, inventions, know-how, copyrights, software, source code, object code, service marks, brand marks, industrial designs and all other industrial or intellectual property necessary to conduct the Business;

(ee)

except as disclosed on Schedule "B", the Company is the beneficial owner of the Intellectual Property free and clear of all liens, charges or encumbrances of any kind whatsoever save and except for the Permitted Encumbrances, and the Company is not party to or bound by any agreement or other obligation of any kind whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property;

(ff)

except as disclosed on Schedule "B", no person has been granted any interest in or right to use all or any portion of the Intellectual Property and they are not aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person by the Company, nor has the Company received any notice that the conduct of the Business, including the use of the Intellectual Property, infringes upon or breach any industrial or intellectual property rights of any other person, and they, after due inquiry, do not have any knowledge of any infringement or violation of any of the rights of the Company in the Intellectual Property.

(gg)

the conduct of the Business does not infringe upon the patents, trade marks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person and they are not aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property.

(hh)	all of the Material Contracts that comprise or relate to the Intellectual Property are listed on Schedule "B".

(ii)

the Company maintains insurance against loss of, or damage to, the Assets by all insurable risks on a replacement cost basis and reasonable insurance with respect to public liability for a business of its size (collectively the "Insurance Coverage"), and all of the policies (the "Insurance Policies") in respect of such Insurance Coverage are listed on Schedule "A" to this Agreement and all such Insurance Policies are in good standing in all respects and not in default in any respects;

(jj)

no payments of any kind whatsoever have been made or authorized by the Company since the Effective Date to or on behalf of the Shareholders of or entity holding an interest in the Company or any one of them or to or on behalf of any of the directors, officers or key employees of the Company except in accordance with those compensation arrangements specified on Schedule "C" to this Agreement or except as contemplated by this Agreement;

(kk)

there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting the Company other than those specified on Schedule "C" to this Agreement;

(ll)	the Company is not now, and have never been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever;

(mm)	the contracts and agreements included on Schedules "B" and "C" to this Agreement (collectively the "Material Contracts") constitute all of the material contracts and agreements of the Company;

(nn)	except as is noted on the appropriate Schedule to this Agreement, the Material Contracts are in good standing in all respects and not in default in any respect;

(oo)	except as is noted on the appropriate Schedule to this Agreement, all of the Material Contracts can be terminated by the Company, as applicable, on not more than one month's notice;

(pp)

the facts which are the subject of the representations and warranties of the Company contained in this Agreement disclose all material facts known to the Company which are material and relevant to their obligations and the obligations of the Company hereunder or which might prevent any of them from meeting their obligations under this Agreement.

3.3

Concerning the Vendors - In order to induce the Purchaser to enter into this Agreement and complete its obligations hereunder including the issuance of the Purchaser Shares, each Vendor represents and warrants to The Purchaser that:

(a)

the Company Shares registered in the name of the Vendor are beneficially owned by the Vendor as set forth in this Agreement, free and clear of all voting restrictions, trade restrictions, liens, charges or encumbrances of any kind whatsoever;

(b)

except as is provided for by operation of this Agreement, there are no options, agreements, rights of first refusal or other rights of any kind whatsoever to acquire all or any part of the Vendor’s Company Shares or any interest in them;

(c)

the Vendor has good and sufficient right and authority to enter into this Agreement and to carry out the Vendor’s obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement on the Vendor, enforceable against the Vendor in accordance with its terms and conditions;

(d)

to the extent that they might prevent him, her or it from meeting the Vendor’s obligations under this Agreement, there are no outstanding actions, suits, judgments, investigations or proceedings of any kind whatsoever against or affecting the Vendor at law or in equity or before or by any federal, provincial, state, municipal or other government department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of the Vendor’s knowledge, any pending or threatened;

(e)	the execution and delivery of this Agreement and the performance of the Vendor’s obligations under this Agreement will not:

(i)

conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default, under any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Vendor is a party or by which the Vendor is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which the Vendor is bound; or

	(ii)	to the best of the Vendor’s knowledge, result in the violation of any law ordinance, statute, regulation, by-law, order or decree of any kind whatsoever by the Vendor.

(f)	the Vendor is not a “U.S. Person” as defined by Regulation S of the U.S. Securities Act and is not acquiring the Purchaser Shares for the account or benefit of a U.S. Person.

A “U.S. Person” is defined by Regulation S of the Act to be any person who is:

	(i)	any natural person resident in the United States;

	(ii)	any partnership or corporation organized or incorporated under the laws of the United States

	(iii)	any estate of which any executor or administrator is a U.S. person;

	(iv)	any trust of which any trustee is a U.S. person;

	(v)	any agency or branch of a foreign entity located in the United States;

	(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

	(vii)	any partnership or corporation if:

(a) organized or incorporated under the laws of any foreign jurisdiction; and
(b)

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Vendors [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts;

(g)	the Vendor was not in the United States at the time the offer to purchase the Purchaser Shares was received or this Agreement was executed;

(h)

the Vendor has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Purchaser Shares. The Vendor has evaluated the merits and risks of an investment in the Purchaser Shares. The Vendor can bear the economic risk of this investment, and is able to afford a complete loss of this investment;

(i)

the Vendor acknowledges that the Purchaser is in the early stages of development of its business and the Purchaser’s success is subject to a number of significant risks, including the risk that the Purchaser will not be able to finance its plan of operations. The Vendor further acknowledges that (i) the Purchaser has limited cash and working capital, (ii) the Purchaser will have to raise additional capital in order to finance its plan of operations which capital may be raised by the issue of additional shares of its common stock which will result in dilution to the Vendor, and (iii) the Purchaser has no arrangements for any financing in place and there is no assurance that any financing will be completed;

(j)

the Purchaser Shares will be acquired by the Vendor for investment for the Vendor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Vendor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchaser Shares;

(k)

the Vendor has been afforded access to information about the Purchaser and the Purchaser’s financial condition, results of operations, business, properties, management and prospects sufficient it to evaluate its investment in the Purchaser Shares. The Vendor further represents that it has had an opportunity to ask questions and receive answers from representatives of the Purchaser regarding the terms and conditions of the offerings completed by the Purchaser and the business, properties, prospects and financial condition of the Purchaser, each as is necessary to evaluate the merits and risks of investing in the Purchaser Shares. The Vendor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchaser Shares. The Vendor has had full opportunity to discuss this information with the Vendor’s legal and financial advisers prior to execution of this Agreement;

(l)	the Vendor acknowledges that the Purchaser will rely on these representations in completing the issuance of the Purchaser Shares to the Vendor;

(m)	the Vendor acknowledges that the offering of the Purchaser Shares by the Purchaser has not been reviewed by the SEC or any state securities regulatory authority;

(n)	this Agreement has been duly authorized, validly executed and delivered by the Vendor; and

(o)

the Vendor has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with the purchase of the Purchaser Shares and the execution of this Agreement, including (i) the legal requirements within jurisdiction of residence of the Vendor for the purchase of the Purchaser Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Purchaser Shares; and (v) any restrictions on transfer applicable to any disposition of the Purchaser Shares imposed by the jurisdiction in which the Vendor is resident.

3.4

Survival - The representations and warranties made by the parties under this Part are true and correct as of the Effective Date and shall be true and correct at the Time of Closing as though they were made at that time, and should such not be the case, the parties to whom the representations and warranties were made shall be entitled, for a period of one year following the Closing, to seek remedy against that party for any such misrepresentation or breach of warranty.

4.	COVENANTS AND AGREEMENTS

4.1	Given to The Purchaser - Each Vendor and the Company covenant and agree with The Purchaser that the Vendors and the Company will:

(a)

permit the Purchaser’s representatives at its own cost, as applicable, full access to the Company's books, records and property including, without limitation, all of the Assets, contracts and minute books of the Company, so as to permit The Purchaser to make such investigation of the Company as the Purchaser deems necessary;

(b)

do all such acts and things necessary to ensure that all of the representations and warranties of the Vendors and the Company, or any one of them, remain true and correct, and not do any such act or thing that would render any representation or warranty of the Vendors and the Company or any one of them untrue or incorrect;

(c)

from and including the Effective Date through to and including the Time of Closing, preserve and protect the goodwill, Assets, business and undertaking of the Company and, without limiting the generality of the foregoing, carry on the business of the Company in a reasonable and prudent manner;

(d)	not negotiate with any other person in respect of a purchase and sale of any of the Company or any part of the Assets, other than in the ordinary course of business.

4.2

No limitation on The Purchaser - The Vendors jointly and severally acknowledge to and agree with the Purchaser that the Purchaser’s investigation shall in no way limit or otherwise adversely affect the rights of the Purchaser as provided for hereunder in respect of the representations and warranties of the Vendors and the Company contained in this Agreement.

4.3	Given by The Purchaser - The Purchaser covenants and agrees with each Vendor and the Company that the Purchaser shall:

(a)

permit the Vendors’ representatives, at their own cost, full access to The Purchaser's property, books and records including, without limitation, all of the assets, contracts and minute books of the Purchaser, so as to permit the Vendors' representatives to make such investigation of the Purchaser as the Vendors deem reasonably necessary;

(b)

from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of The Purchaser remain true and correct and not do any such act or thing that would render any representation or warranty of The Purchaser untrue or incorrect;

(c)

name Robert Burden as management's nominees for election to its board of directors at the first shareholders' meeting of the Purchaser held after the Effective Date, and use its best efforts to secure proxies in favour of the appointment of Robert Burden to its board.

4.4

No limit on rights - The Purchaser acknowledges to and agrees with the Vendors that the Vendors' investigation shall in no way limit or otherwise adversely affect the rights of the Vendors as provided for hereunder in respect of the representations and warranties of the Purchaser contained in this Agreement.

5.	CONDITIONS PRECEDENT

5.1	In favour of all parties - The obligations of all parties under this Agreement are subject to the fulfillment of the following condition on or before June 30, 2005:

(a)	the passing of an ordinary resolution by the shareholders of the Purchaser approving the purchase of the Company Shares on the terms contemplated by this Agreement; and

(b)	completion as of the Time of Closing, of a private placement of 500,000 shares of the Purchaser to be issued at a price of US$0.25 per share and if such conditions have not been fulfilled by that date or such later date that the parties may mutually agree upon, this Agreement shall terminate and be of no further force and effect.

5.2	In favour of The Purchaser - The Purchaser's obligations under this Agreement are subject to the fulfilment of the following conditions as of the Time of Closing:

(a)	The Purchaser shall have been able to complete its investigations into the affairs of the Company to its reasonable satisfaction;

(b)	Robert Burden shall be the only director of the Company;

(c)	the Vendors and the Company shall have complied with all of their respective covenants and agreements contained in this Agreement; and

(d)

the representations and warranties of the Vendors and the Company or any one of them shall be completely true as if such representations and warranties had been made by the Vendors and the Company as of the Time of Closing.

The conditions precedent set forth above are for the exclusive benefit of The Purchaser and may be waived by it in whole or in part on or before the Time of Closing.

5.3	In favour of the Vendors - The Vendor's respective obligations under this Agreement are subject to the fulfilment of the following conditions as of the Time of Closing:

(a)	the Vendors shall have been able to complete the Vendors' investigation into the affairs of the Purchaser to their reasonable satisfaction;

(b)	the Purchaser shall have complied with all of its covenants and agreements contained in this Agreement; and

(c)	the representations and warranties of the Purchaser shall be completely true as if such representations and warranties had been made by the Purchaser as of the Time of Closing.

The conditions precedent set forth above are for the exclusive benefit of each of the Vendors and may be waived by each of them in whole or in part on or before the Time of Closing.

6.	CLOSING

6.1	Closing Date - The Closing shall take place at the Time of Closing on the Closing Date, or such other time, date or place as the parties may mutually agree upon.

6.2	Deliveries by the Company - At the Closing, the Company shall deliver to The Purchaser the following documents:

(a)

a certified true copy of the resolutions of the directors and, if necessary, the shareholders of the Company evidencing that the board and, if applicable, shareholders of the Company have approved this Agreement and all of the transactions of the Company contemplated hereunder and the resolutions shall include specific reference to:

	(i)	the sale and transfer of the Company Shares from the Vendors to The Purchaser as provided for in this Agreement;

	(ii)	the cancellation of the share certificates representing the Company Shares held by the Vendors; and

	(iii)	the issuance of a new share certificate representing the Company Shares registered in the name of the Purchaser;

(b)

a certificate signed by authorized representatives of the Company that the representations and warranties of those persons contained in this Agreement are true and correct in every respect as of the Time of Closing on the Closing Date;

(c)

if the parties settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other Closing documents as are listed on that closing agenda as Closing documents to be delivered by the Vendors and by the Company; and

(d)

if the parties choose not to or are unable to settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other materials that are, in the opinion of the Purchaser acting reasonably, required to be delivered by the Vendors and by the Company in order for them to meet their obligations under this Agreement.

6.3

Deliveries by the Vendors – At the Closing, each of the Vendors shall deliver their original certificates representing the Company Shares owned by them together with a share transfer, duly completed and executed to the satisfaction of the Company.

6.4	Deliveries by The Purchaser - At the Time of Closing on the Closing Date, the Purchaser shall deliver to the Vendors:

(a)	certified true copies of the resolutions of the directors evidencing the approval of this Agreement and all of the transactions of the Purchaser contemplated hereunder;

(b)	certified true copies of the resolutions of the shareholders of the Purchaser evidencing the approval of this Agreement and the transactions contemplated hereunder;

(c)	share certificates representing the Purchaser Shares registered in the names of the Vendors;

(d)

a certificate signed by an authorized representative of the Purchaser that the representations and warranties of the Purchaser contained in this Agreement are true and correct in every respect as of the Time of Closing on the Closing Date;

(e)

if the parties settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other Closing documents as are listed on that closing agenda as Closing documents to be delivered by the Purchaser; and

(f)

if the parties choose not to or are unable to settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other materials that are, in the opinion of the Vendors and the Company acting reasonably, required to be delivered by the Purchaser in order for it to meet its obligations under this Agreement.

7.	GENERAL

7.1

Time - Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

7.2

Entire agreement - This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein. In particular, upon the execution and delivery of this Agreement, the Letter of Intent dated April 18, 2005 made between the parties, is hereby terminated and of no further force and effect.

7.3

Further assurances - The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out. The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing of this Agreement, shall survive the Closing of this Agreement.

7.4

Amendments - No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties to this Agreement.

7.5

Notices - Any notice, request, demand, election and other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, e-mail or by fax to the parties at their following respective addresses:

To the Vendors or the Company:

Playbox Media Limited
Suite 5.15, 130 Shaftesbury Avenue
London, England W1D 5EU

Attention:           Robert Burden

Fax:                      +44 207 031 1199
Email:                   Robert.burden@pbmedia.co.uk

To The Purchaser:

Boyd Holdings Inc.
10480 Dattier Court
Rancho Cordova, California 95670

Attention:           Annette Cocker
Email:                   cockercrew@sbcglobal.net

or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and the party sending such notice should request acknowledgment of delivery and the party receiving such notice should provide such acknowledgment. Notwithstanding whether or not a request for acknowledgment has been made or replied to, whether or not delivery has occurred will be a question of fact. If a party can prove that delivery was made as provided for above, then it will constitute delivery for the purposes of this Agreement whether or not the receiving party acknowledged receipt. Each of the Vendors hereby appoints the Company as its nominee for the purpose of receiving a notice from the Purchaser pursuant to this Agreement.

7.6	Assignment - This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

7.7

Governing law - This Agreement shall be subject to, governed by, and construed in accordance with the laws of England and Wales applicable therein, and the parties hereby attorn to the jurisdiction of the Courts of England.

7.8

Counterparts - This Agreement may be signed by fax and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

7.9

Severability - If any one or more of the provisions contained in this agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this agreement would fail in its essential purpose.

7.10	Enurement – This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, trustees, representatives, heirs and executors.

 IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.

THE CORPORATE SEAL of BOYD HOLDINGS	)
INC. was hereunto affixed in the presence of:	)
)
/s/ Annette Cocker (Director))		c/s
)
Authorized Signatory	)
)
/s/ Annette Cocker (Director))

Authorized Signatory

THE CORPORATE SEAL of PLAYBOX MEDIA	)
LIMITED was hereunto affixed in the presence of:	)
)
/s/ Robert Burden (Managing Director))		c/s
)
Authorized Signatory	)
)
)
Authorized Signatory

THE CORPORATE SEAL of PLAYBOX INC.	)
was hereunto affixed in the presence of:	)
)
/s/ Malcolm Nickerson	)	c/s
)
for OCMS Ltd. (Director))
)
Authorized Signatory	)

Authorized Signatory

THE CORPORATE SEAL of OUTLANDER	)
MANAGEMENT LIMITED was hereunto affixed	)
in the presence of:	)
	)	c/s
/s/ Joachim Bondo (Director))
)
Authorized Signatory	)
)

Authorized Signatory
)
EXECUTED BY ROBERT BURDEN in the	)
presence of:	)	/s/ Robert Burden
)
/s/ Rachel Woods	)	ROBERT BURDEN
)
Signature of Witness	)
)
Rachel Woods	)

Name of Witness

)
EXECUTED BY BARNEY CORDELL in the	)
presence of:	)	/s/ Barney Cordell
)
/s/ Adam Lloyd-Jones	)	BARNEY CORDELL
)
Signature of Witness	)
)
Adam Lloyd-Jones	)

Name of Witness

SCHEDULE "A"

TO THE SHARE EXCHANGE AGREEMENT
DATED MAY 23, 2005

LIST OF VENDORS AND ALLOCATION OF PURCHASE PRICE

Name of Vendor	Company Shares	Purchaser Shares

Playbox Inc.	1,730,000	9,956,835

Outlander Management Limited	100,000	575,540

Robert Burden	245,000	1,410,072

Barney Corden	10,000	57,553

Total:	2,085,000	12,000,000

SCHEDULE "B"

TO THE SHARE EXCHANGE AGREEMENT
DATED MAY 23, 2005

FINANCIAL STATEMENTS

SCHEDULE "C"

TO THE SHARE EXCHANGE AGREEMENT
DATED MAY 23, 2005

THE COMPANY GROUP ASSETS AND MATERIAL CONTRACTS

Machinery and Equipment

IBM T41 Laptop Computer

Bank Accounts and Safety Deposit Boxes:

HSBC Bank Plc – Business Current Account - xx-xx-xx Cambridge Circus Branch, London W1D.

Barclaycard Merchant Services Account – Account Number xxxxxxxx

Inventory:

Nil

Intellectual Property:

No registered patents

Real Property:

None

Customer Lists:

Koba Records
Equal Records
Soleal
Dripfeed
Active M
Unsigned Promotions
Second Line
The Little Bazaar

Insurance Policies:

None

Material Contracts

None

The following are the Material Contracts in default:

N/A

The following are the "Permitted Encumbrances" on the Assets: Nil

SCHEDULE "D"

TO THE SHARE EXCHANGE AGREEMENT
DATED MAY 23, 2005

Directors, Officers and Key Employees
of the Company

1.	THE COMPANY

Name and Address	Position	Compensation Arrangements (include base compensation plus pensions, profit sharing, insurance plans etc.)
Robert Burden	Managing Director	£30,000 per annum

SCHEDULE "E"

TO THE SHARE EXCHANGE AGREEMENT
DATED MAY 3, 2005

LIST OF MATERIAL AGREEMENTS OF THE PURCHASER

Material Agreements:

None

The following are the Material Agreements in default:

NIL

The following are the Material Agreements that cannot be terminated on 30 days' notice:

NIL